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                                                                    EXHIBIT 99.2

                              NOTICE TO INVESTORS

                         Mission Resources Corporation

                          Offer to Exchange all of its
      10 7/8% Senior Subordinated Notes due 2007 Series C for any and all
           outstanding 10 7/8% Senior Subordinated Notes due 2007 and
              10 7/8% Senior Subordinated Notes due 2007 Series B

       THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON OCTOBER 3, 2001 UNLESS EXTENDED BY MISSION RESOURCES
          CORPORATION IN ITS SOLE DISCRETION (THE "EXPIRATION DATE").
                 TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME
                         PRIOR TO THE EXPIRATION DATE.

To our clients:

   Enclosed for your consideration is a Prospectus, dated [           ], 2001
(as the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer by Mission Resources Corporation (the "Company") to exchange (the "Exchange Offer") its 10 7/8% Senior Subordinated Notes due 2007 Series C (the "Exchange Notes") for an equal principal amount of its 10 7/8% Senior Subordinated Notes due 2007 (the "Series A Notes") and its 10 7/8% Senior Subordinated Notes due 2007 Series B (the "Series B Notes" and, together with the Series A Notes, the "Old Notes") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Series A Notes except that the Exchange Notes will have a maximum aggregate principal amount of $225.0 million and the terms of the Exchange Notes are identical in all material respects to the Series B Notes, except that the Exchange Notes will have a maximum aggregate principal amount of $225.0 million, will not contain certain transfer restrictions relating to the Series B Notes and will not contain certain provisions relating to an increase in the interest rate which were included in the Series B Notes under certain circumstances relating to, among other things, the timing of the Exchange Offer. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer" in the Prospectus. The Old Notes may be tendered only in integral multiples of $1,000.

   The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange the Old Notes in the Exchange Offer.

   Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on October 3, 2001, unless extended. With respect to the Exchange Offer, "Expiration Date" means the Initial Expiration Date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Series A Notes and for each $1,000 principal amount of Series B Notes. The terms of the Exchange Notes are identical in all material respects to the Series A Notes except that the

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  Exchange Notes will have a maximum aggregate principal amount of $225.0 million and the terms of the Exchange Notes are identical in all material respects to the Series B Notes, except that the Exchange Notes will have a maximum aggregate principal amount of $225.0 million, will not contain certain transfer restrictions relating to the Series B Notes and will not contain certain provisions relating to an increase in the interest rate which were included in the Series B Notes under certain circumstances relating to, among other things, the timing of the Exchange Offer.

     2. The Exchange Offer is subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Offer" in the Prospecuts.

     3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 3, 2001, unless extended.

     4. The Company has agreed to pay the expenses of the Exchange Offer.

     5. Any transfer taxes incident to the transfer of the Old Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

   The Exchange Offer is not being made to, nor will exchanges by accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

   If you wish to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account or benefit.

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                                  INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Mission Resources Corporation.

   This will instruct you to exchange the aggregate principal amount of each series of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

      Aggregate principal amount of Series A Notes to be
       exchanged:                                               $           *
      Aggregate principal amount of Series B Notes to be
       exchanged:                                               $           *
      Aggregate principal amount of Old Notes to be exchanged:  $           *

* I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be exchanged.

                                        _______________________________________
                                                    Signature(s)

                                        _______________________________________

                                        _______________________________________
                                                Please print name(s) here

                                        _______________________________________

                                        _______________________________________
                                              Please type or print address

                                        _______________________________________

                                        _______________________________________
                                             Area Code and Telephone Number

                                          Dated: ________________________, 2001

                                        _______________________________________
                                         Taxpayer Identification or Social
                                                   Security Number

                                        _______________________________________
                                             My Account Number with You

* Unless otherwise indicated, it will be assumed that all of your Old Notes are to be exchanged.

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